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                                                                       Exhibit 1

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     Certificate No.                                       Number of Shares
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                                SHARE CERTIFICATE

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                                WORLD GAMING PLC
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                            CAPITAL (POUND)1,000,000

                                Registered Number

                                     4094204

                                 Security Title

                         Ordinary Shares of (pound)0.002

                                Number of Shares

This is to Certify that



is the Registered Proprietor of the above mentioned Shares in the Company, subject to the Memorandum and Articles of Association of the Company, and that upon each of such Shares the sum of (pound)0.002 has been paid.

Executed by the Company.

Directors

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Secretary

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On

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No transfer of any of the above Shares can be registered unless accompanied by this Certificate

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